Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of a statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, par value HK$0.025 each, of Ninetowns Internet Technology Group Company Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the 22nd day of October 2012.

/s/ Shuang Wang
Shuang Wang

/s/ Min Dong
Min Dong

Value Chain International Limited

By:	/s/ Min Dong
Name: Min Dong Title: Director

/s/ Xiaoguang Ren
Xiaoguang Ren

/s/ Kin Fai Ng
Kin Fai Ng

Oriental Plan Developments Limited

By:	/s/ Kin Fai Ng
Name: Kin Fai Ng Title: Director

/s/ Bolin Wu
Bolin Wu

/s/ Zhonghai Xu
Zhonghai Xu

/s/ Tommy Siu Lun Fork
Tommy Siu Lun Fork